UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2008 (December 31, 2007)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of December 31, 2007, each of Affinion Group, Inc. (the “Company”) and its parent, Affinion Group Holdings, Inc. (“Holdings”), appointed Peter Currie to its Board of Directors and audit committee.

Pursuant to Holdings’ policies, as a non-employee director, Mr. Currie will receive annual compensation in the amount of $45,000 payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Board of Directors or board committee that he attends in person, plus an additional $1,000 for each regular or special meeting of the Board of Directors or board committee that he attends by teleconference. As a member of Holdings’ audit committee, Mr. Currie will be entitled to receive an additional $7,500 in annual cash compensation, in addition to his compensation as a non-employee director. Mr. Currie is also eligible to participate in Holdings’ 2007 Stock Award Plan (the “2007 Plan”). In connection with his appointment as a director and a member of the audit committee of Holdings, Mr. Currie was granted options to purchase 21,000 shares of common stock of Holdings under the 2007 Plan.

Mr. Currie serves on the Board of Directors and audit committee of the Company for no additional compensation.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: January 3, 2008	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and General Counsel